Exhibit 99.4

SAEXPLORATION HOLDINGS, INC.

OFFER TO EXCHANGE

Up to $150,000,000 Aggregate Principal Amount of 10.000% Senior Secured Notes due 2019,
which have been registered under the Securities Act of 1933,
For
Any and all outstanding unregistered 10.000% Senior Secured Notes due 2019, issued on July 2, 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [____________, 2015], UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

[____________, 2015]

To Our Clients:
Enclosed for your consideration are a Prospectus, dated [            , 2015] (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by SAExploration Holdings, Inc. (the “Company”) and certain subsidiary guarantors of the Company (collectively, the “Guarantors”) to exchange (the “Exchange Offer”) an aggregate principal amount of up to $150,000,000 of the Company’s 10.000% Senior Secured Notes due 2019 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 10.000% Senior Secured Notes due 2019, issued on July 2, 2014 (the “Existing Notes”), upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the New Notes to be issued in the Exchange Offer are substantially identical to the Existing Notes, except that the New Notes will be freely tradable, and will be issued upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal.
The Existing Notes are unconditionally guaranteed (the “Existing Guarantees”) by the Guarantors, and the New Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all New Notes issued in the Exchange Offer in exchange for the Existing Guarantees of the Existing Notes. Throughout this letter, unless the context otherwise requires, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Existing Guarantees, references to the “New Notes” include the related New Guarantees, and references to the “Existing Notes” include the related Existing Guarantees. The Company will accept for exchange any and all Existing Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
WE ARE THE REGISTERED HOLDER OF EXISTING NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH EXISTING NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND ONLY IF YOU SO INSTRUCT US TO TENDER THEM. AS A RESULT, THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER EXISTING NOTES HELD BY US FOR YOUR ACCOUNT. ACCORDINGLY, WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH US TO TENDER ANY OR ALL SUCH EXISTING NOTES HELD BY US FOR YOUR ACCOUNT PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR EXISTING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR EXISTING NOTES. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [            , 2015], UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).
Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date.
If we do not receive written instructions in accordance with the following pages, and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Existing Notes in your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
The undersigned beneficial owner acknowledges receipt of your letter “To Our Clients” and the accompanying Prospectus dated [            , 2015] (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by SAExploration Holdings, Inc. (the “Company” or the “Issuer”) and certain subsidiary guarantors of the Issuer (collectively, the “Guarantors”) to exchange an aggregate principal amount of up to $150,000,000 of the Company’s 10.000% Senior Secured Notes due 2019 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 10.000% Senior Secured Notes due 2019, issued on July 2, 2014 (the “Existing Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Existing Notes are unconditionally guaranteed (the “Existing Guarantees”) by the Guarantors, and the New Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all New Notes issued in the Exchange Offer in exchange for the Existing Guarantees of the Existing Notes. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
This will instruct you, the registered holder, to tender the principal amount of the Existing Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*
The minimum permitted tender is $2,000 in principal amount. All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Existing Notes, including but not limited to the undersigned’s representations that:

(i)	the holder is acquiring the New Notes in its ordinary course of business;

(ii)
at the time of the commencement and consummation of the Exchange Offer, the holder has not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

(iii)
the holder is neither an “affiliate” of the Issuer or any Guarantor within the meaning of Rule 405 of the Securities Act nor a broker-dealer tendering Existing Notes acquired directly from the Issuer for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

(iv)	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes;

(v)
if the holder is a resident of the state of Arizona, Arkansas, California, Minnesota, Nevada, Pennsylvania or Wisconsin, the holder qualifies as an “institutional investor” or “institutional buyer,” as the case may be, within the meaning of such state’s applicable securities and Blue Sky laws and regulations as interpreted by the regulatory body in such state responsible for promulgating and interpreting such state’s securities and Blue Sky laws and regulations;

(vi)
if the holder is a resident of the state of Utah, the holder is (1) a depository institution; (2) a trust company; (3) an insurance company; (4) an investment company as defined in the Investment Company Act of 1940; (5) a pension or profit-sharing trust; (6) other financial institution or institutional investor; or (7) a broker-dealer within the meaning of Utah Code § 61-1-14(2)(h) and any applicable regulation or interpretation promulgated by the State of Utah Department of Commerce; and

(vii)	the holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in (i) through (vi) hereof.
If the undersigned is a broker-dealer, such holder further represents that it is receiving the New Notes for its own account in exchange for Existing Notes acquired as a result of market-making activities or other trading activities, understands that it may be a statutory underwriter and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
The undersigned understands that all resales of the New Notes must be made in compliance with applicable state securities or Blue Sky laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the New Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that the Issuer assumes no responsibility regarding compliance with state securities or Blue Sky laws in connection with resales.
Any holder of Existing Notes who is an affiliate of the Issuer or any Guarantor, is engaging in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution of the New Notes, or is not acquiring the New Notes in the ordinary course if its business (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available April 13, 1989) or similar interpretive letters, and (ii) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

SIGN HERE
Dated:	, 2015
Signature(s):
Print Name(s):
Address:

(Please include Zip Code)
Telephone Number:
(Please include Area Code)
Tax Identification Number or Social Security Number:
My Account Number with You:

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